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                                                                   EXHIBIT 10.5
                                                                   ------------

                            PRINTER SUPPLY AGREEMENT
                            ------------------------

        THIS MANUFACTURE AND SUPPLY AGREEMENT (the "Agreement") is made by and between Ithaca Peripherals ("Ithaca"), a division of Magnetec Corporation, a Connecticut corporation and a wholly owned subsidiary of TransAct Technologies Incorporated, a Delaware corporation ("TransAct"), and Ultimate Technology Incorporated, a New York corporation ("Ultimate").

        WHEREAS, Ithaca manufactures POS printers and Ultimate wishes to purchase POS printers from Ithaca, and Ithaca wishes to provide the POS printers to Ultimate, all on the terms and conditions set forth in this Agreement; and

        NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto hereby agree as follows:

         1.    Manufacture and Supply of Product.
               ---------------------------------

               During the term of this Agreement, Ithaca will manufacture and sell to Ultimate and Ultimate will purchase from Ithaca, subject to the terms and conditions contained herein, no less than __ of Ultimate's total requirements for POS printers, calculated on a unit basis (the "Required Percentage"). The POS printers will be manufactured and supplied to Ultimate pursuant to written purchase orders submitted by Ultimate to Ithaca from time to time which, promptly upon receipt, will be acknowledged and accepted or rejected by Ithaca pursuant to article 4.2 of this Agreement.

         2.    List Price Discount; Verification of Minimum Percentage.
               -------------------------------------------------------

               2.1 In consideration for Ultimate's purchase of the Required Percentage, Ithaca shall sell POS printers to Ultimate at prices equal to the discount from Ithaca's published list prices as set forth on EXHIBIT 2.1 attached hereto. Ithaca will sell to Ultimate options, accessories and supplies at Ithaca's published maximum discounts and will sell spare parts at a 20% discount from Ithaca's list prices for spare parts, subject to adjustment by mutual agreement on a case by case basis. Ithaca retains the right to increase its list prices from time to time in its sole discretion, but agrees that during the term of this Agreement no other distributor of Ithaca products whose volume of POS printer purchases is greater than 1,000 units per year will receive discounts greater than the discounts provided to Ultimate.

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               2.2 Ultimate shall provide to Ithaca, no more than thirty (30)
days after the end of a quarter, a quarterly report of all POS printers purchased by Ultimate from all sources in the quarter just ended. In order to confirm that Ultimate is fulfilling its obligations under this Agreement, Ithaca and its representatives shall have the right, upon reasonable notice and during normal business hours, to have access to Ultimate's purchasing and related records and to otherwise conduct a reasonable audit of Ultimate's purchases of POS printers. The cost of any such audit shall be paid by Ithaca unless an audit reveals that Ultimate is not purchasing the Minimum Percentage, in which case Ultimate shall reimburse Ithaca for the full cost of such audit.

         3.    Effective Date and Term.
               -----------------------

               The term of this Agreement shall commence as of the effective date of the Registration Statement on Form S-1 of TransAct Technologies Incorporated (Registration No. 333-06895) and ending on December 31, 1999.

         4.    Estimates; Ordering; Shipment.
               -----------------------------

               4.1 Beginning on September 28, 1996 and thereafter on or before the last day of every accounting month, Ultimate shall provide Ithaca with a written estimate in the form attached hereto as EXHIBIT 4.1.

               4.2 Purchase orders for POS printers shall reference this Agreement and be submitted by Ultimate on its regular purchase order forms. Purchase orders will be deemed accepted by Ithaca unless rejected in writing by Ithaca specifying the reasons for rejection within fourteen (14) calender days after receipt of the purchase order. Purchase orders may be rejected by Ithaca if a purchase order (i) does not comply with the terms and conditions of this Agreement, or (ii) proposes new or additional terms that are not acceptable to Ithaca or requires modifications to the POS printers which Ithaca, in its sole discretion, is unwilling to make. The delivery date, quantity, payment terms and other terms and conditions of sale set forth in any such purchase order shall, to the extent not inconsistent with this Agreement, govern.

               4.3 Unless otherwise agreed, purchase orders shall specify a delivery date with the normal lead time of forty-five (45) days. If no lead time is specified, the POS Printers will be delivered within forty-five (45) days of Ithaca's receipt of the purchase order.


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               4.4 Expedited delivery will be available for an additional charge to be agreed to by Ithaca and Ultimate on a case by case basis.

               4.5 Title to the equipment shall pass to Ultimate only upon Ithaca's receipt of payment of the full purchase price. Ithaca warrants title to be clear, free and unencumbered. Ithaca reserves, and Ultimate hereby grants to Ithaca, a purchase money security interest in each unit of the equipment in the amount of its purchase price, and such security interest shall be satisfied by payment in full of the purchase price. Ithaca may file a financing statement with any appropriate state or local authorities in order to perfect Ithaca's security interest. Ultimate hereby appoints Ithaca as its agent and attorney in fact with full power to sign in Ultimate's name any financing statements. No authorization is given to resell any unit of equipment or sublicense any program unless the price, charge or fee shall have been paid to Ithaca, or unless Ultimate has protected Ithaca's security interest by the appropriate filings otherwise.

               4.6 In the event Ultimate (a) cancels any order or portion thereof, (b) fails to meet any obligation hereunder, causing cancellation or rescheduling of any order or portion thereof, or (c) requests a rescheduling of scheduled orders and such request is accepted by Ithaca, Ultimate agrees to pay to Ithaca cancellation or rescheduling charges based on a percentage of the current price to Ultimate of the cancelled or rescheduled POS printers. Such changes are as follows:


Cancellation or Reschedule        Reschedule              Cancellation
- --------------------------        ----------              ------------
     Notice Received                Charge                   Charge
     ---------------                ------                   ------

61-90 days prior to                   5%                 10% or $200 whichever
scheduled delivery month                                 is greater

31-60 days prior to                  10%                 15% or $200 whichever
scheduled delivery month                                 is greater

30 days or less prior to             15%                 Non-cancelable
scheduled delivery month

During scheduled delivery         Non-reschedulable     Non-cancelable
month

The third request for rescheduling an order constitutes an automatic cancellation of that order. Ultimate may not cancel or reschedule any order or portion thereof after delivery.


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         5.    Payment.
               -------

         Ithaca may issue invoices no earlier than the shipping date of the POS printers. Payment will be made within thirty (30) calender days of the date of shipment.

         6.    POS printers Warranty.
               ---------------------

               Ithaca shall provide warranties on the POS printers as set forth in its warranty policy, as in effect from time to time. A copy of Ithaca's current warranty policy is attached as SCHEDULE 6 hereto. Ithaca reserves the right to revise its warranty policy from time to time, and shall promptly provide any revisions to Ultimate.

         7. CORPORATE AUTHORIZATION. Ithaca and Ultimate each represent to the other that: (a) it has the right to enter into this Agreement; (b) all necessary actions, corporate and otherwise, have been taken to authorize the execution and delivery of this Agreement and the same is a valid and binding obligation of such party; (c) all licenses, consents and approvals necessary to carry out all of the transactions contemplated in this Agreement have been obtained by such party; and (d) such party's performance of this Agreement will not violate the terms of any license, contract, note or other obligation to which such party is a party.

         8.    Changes, Amendments and Waivers.
               -------------------------------

               This Agreement may not be amended or modified, nor any of its terms waived, except by a written instrument duly executed by the parties hereto. When used herein, the term "Agreement" will include any amendments or modifications made in accordance herewith. A waiver by either party of a breach of any provision of this Agreement by the other party, or any right hereunder, will not operate to waive or excuse any subsequent breach or waive any other right.

         9.    No Assignment.
               -------------

               This Agreement may not be assigned or transferred by either Party hereunder without prior written consent of the non-assigning party.


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         10.   Notice.
               ------

               Any notice or other communication required or permitted hereunder will be in writing and will be given (i) by delivery in person, (ii) by certified mail, return receipt requested, (iii) by commercial overnight courier, or (iv) by facsimile transmission (telecopy) (with telephone confirmation of receipt), as follows:

                (a)      If to Ithaca, to:

                             Ithaca Peripherals, a division of
                             Magnetec Corporation
                             20 Bomax Drive
                             Ithaca, NY 14850
                             Attention:  Lucy H. Staley,
                             Senior Vice President
                             Telecopy number: (607) 257-8922
                             Telephone number: (607) 257-8901

                (b)          If to Ultimate, to:

                             Ultimate Technology Corporation
                             6280 Route 96 East
                             Victor, NY  14564
                             Attention: Dennis Lewis, President
                             Facsimile number:  (716) 924-1434
                             Telephone number:  (716) 924-9500

Any such notice or other communication will be deemed to have been given (i) on the date of delivery in person, (ii) on the fifth day after mailing by certified mail, provided that receipt of delivery is confirmed in writing, (iii) on the first Business Day following delivery to a commercial overnight courier, or (iv) on the day of facsimile transmission (telecopy) provided that telephone confirmation of receipt is obtained.

         11.   Governing Law.
               -------------

               This Agreement will be governed by the laws of the State of Connecticut without reference to its conflict of laws rules.

         12.   Arbitration; Venue and Jurisdiction.
               -----------------------------------

               Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or validity thereof will be settled by arbitration in accordance with the Rules of the American Arbitration Association. The


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number of arbitrators will be one. The place of arbitration will be Hartford,
Connecticut, or at such other place as the parties may mutually agree in writing. The award or determination made by the arbitrators will be final and binding upon the parties and judgment thereon may be entered in any court of competent jurisdiction. The parties consent to and accept the jurisdiction of such courts and waive any objection (including any objection to venue or any objection based upon the grounds of forum non convenience) which might be asserted to the entering of the judgment in such courts.

         13.   Termination.
               -----------

               13.1 This Agreement and the obligations of the parties hereunder will terminate upon the expiration of the term set forth in SECTION 3 or earlier, at the option of the party which is affected adversely by any of the following and upon the occurrence thereof:

               (a) If either party fails to observe or perform or breaches any material term or obligation contained herein and fails to cure the non-observance or non-performance or breach within fifteen (15) days after being given notice by the other party of the existence thereof or, as to failures which cannot reasonably be cured within fifteen (15) days, fails within fifteen
(15) days to begin the curing thereof and thereafter diligently prosecutes the same to completion within thirty (30) days after being given the notice. Without limiting the generality of the foregoing, Ultimate hereby acknowledges and confirms that its obligation to purchase the Minimum Percentage of its POS printer requirements from Ithaca is a material obligation of this Agreement.

               (b) The dissolution, insolvency (in the sense of being unable to pay debts as they mature), making of an assignment for the benefit of creditors, the filing of an involuntary petition under the United States Bankruptcy Code or the bankruptcy laws of any other country which is not dismissed within sixty
(60) days, or the appointment of a receiver (or similar official) of the assets of, by or against either party.

               13.2 Either party's termination of this Agreement pursuant to
SECTION 13 hereof will be without prejudice to its legal remedies for non-observance, non-performance or breach of this Agreement.

         14.   Sole Understanding.
               ------------------

               This Agreement is the entire agreement and understanding of the parties related to the subject matter hereof


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and supersedes all other prior agreements, understandings and communications, whether oral or written.

         15.   Headings.
               --------

               The headings of the sections and subsections of this Agreement have been added for convenience only and will not be deemed to be a part of this Agreement.

         16.   Counterparts.
               ------------

               This Agreement may be executed in any number of counterparts, but all counterparts hereof will together constitute but one agreement. In proving this Agreement, it will not be necessary to produce or account for more than one counterpart signed by both of the parties.

         THIS AGREEMENT has been executed by the duly authorized representative of each of the parties hereto this _____ day of July, 1996.


                                      ITHACA PERIPHERALS, a division of
                                      MAGNETEC CORPORTION


                                      By:_______________________________
                                         Print Name:____________________
                                         Title:_________________________


                                      ULTIMATE TECHNOLOGY CORPORATION


                                      By:______________________________
                                         Print Name:___________________
                                         Title:________________________


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